Exhibit 99.1

Worldwide Headquarters 1200 Willow Lake Boulevard St. Paul, Minnesota 55110-5101	Maximillian Marcy Investor Relations Contact 651-236-5062

NEWS	For Immediate Release	June 27, 2018

H.B. Fuller Reports Second Quarter 2018 Results

Second Quarter Diluted EPS $0.86 and Adjusted Diluted EPS $0.891;

Fiscal Year 2018 Adjusted Diluted EPS Guidance Narrowed to between $3.15 and $3.40

ST. PAUL, Minn. – H.B. Fuller Company (NYSE: FUL) today reported financial results for the second quarter that ended June 2, 2018.

Second Quarter 2018 Highlights:

■

Net revenue grew 41 percent in the second quarter of 2018 versus the same period in 2017, driven by the addition of the Royal business. On a proforma basis, including Royal in 2017, net revenue increased 8 percent[2], of which half was organic growth. The Engineering Adhesives, EIMEA, and Asia Pacific segments all experienced growth in the double digits;

■	Net income was $44.5 million or $0.86 per diluted share; adjusted net income was $46.4 million, or $0.89[1] per diluted share, 44 percent higher than the second quarter of 2017;
■

Gross profit margin was 28.2 percent; adjusted gross profit margin[3] was 28.3 percent, an increase of 30 basis points versus a proforma second quarter of 2017[2] and up 190 basis points sequentially, reflecting pricing actions and acquisition-related synergies;

■

Adjusted EBITDA[1] was $123 million, in-line with expectations, and up 72 percent versus the second quarter of 2017. On a proforma basis, this represents an increase of 12 percent[2] over the same period the previous year with the impact of Royal included;

■

The Royal integration continues to progress well and generated an incremental $4 million in cost synergies in the second quarter, totaling $6 million year-to-date, in-line with expectations. Remain on target to realize a total of $15 million of cost synergies in 2018 and $35 million of savings by 2020, as previously communicated;

■

Cash flow from operations of $54 million in the quarter, slightly ahead of expectations, of which $36 million was used to repay debt. On track to meet our $170 million debt reduction goal for the 2018 fiscal year.

Second Quarter 2018 Key Financial Metrics:

	Reported		%	Adjusted / Proforma[4]		%
	2018	2017	Change	2018	2017	Change
Net Revenue	$789,387	$561,651	41%	$789,387	$733,743	8%
Operating Income	$77,186	$43,268	78%	$84,221	$74,529	13%
Net Income	$44,451	$25,867	72%	$46,378	$31,804	46%
Diluted Earnings per Share	$0.86	$0.50	72%	$0.89	$0.62	44%

Second Quarter 2018 Results:

Net revenue for the second quarter of 2018 was $789.4 million, an increase of 40.5 percent versus the second quarter of 2017. Proforma organic revenue growth, including Royal, increased approximately three and a half percent year-over-year2, driven by pricing, which made up about three percent, and volume/mix, which comprised about a half of a percent.

Net income for the second quarter of 2018 was $44.5 million, or $0.86 per diluted share, versus net income of $25.9 million, or $0.50 per diluted share, in the second quarter of 2017. Adjusted diluted earnings per share in the second quarter of 2018 was $0.891. Adjusted EBITDA1 was $123 million in the second quarter, in-line with expectations and up 72 percent versus the prior year, or 12 percent2 higher on proforma basis including Royal in 2017.

Gross profit margin was 28.2 percent. Adjusted gross profit margin3 was 28.3 percent, up 30 basis points versus the prior year on a proforma basis including Royal2, reflecting positive pricing contribution and realized raw material synergies. Selling, General and Administrative (SG&A) expense was $145.2 million. Adjusted SG&A expense5 was $139.3 million, an increase versus the second quarter of 2017, due to the impact of acquisitions and foreign currency translation. However, on a proforma basis, including Royal in 20172, adjusted SG&A declined 30 basis points as a percentage of net revenue, due to sales leverage and overall cost controls.

Jim Owens, President and Chief Executive Officer, said, “We had a very strong second quarter, driven by solid revenue growth and robust pricing momentum, which helped us deliver $123 million of EBITDA. We remain committed to strengthening the performance of both the core legacy H.B. Fuller businesses and our recently acquired businesses. The contributions being made to our business by Royal continue to gain traction, and we are pleased that the integration plans and synergy progress remain in-line with our expectations, as do our free cash flow improvement and debt reduction. In addition, we are closely monitoring raw materials inflation, have implemented the appropriate pricing changes needed to offset these cost increases and we continue to focus on volume improvements in all of our businesses and across all regions.

“Organic growth performance was solid at three and a half percent, in-line with our expectations, led by 17 percent growth in Engineering Adhesives as a result of a series of customer wins, strong organic volume growth in Asia Pacific and pricing improvements across nearly all segments. EBITDA margins also increased in all segments as a result of strong pricing and manufacturing and operating cost management, and we expect further improvement throughout the remainder of the year. Our focus on generating free cash flow resulted in debt pay down of $36 million during the quarter, and we continue to expect a total reduction of $170 million of debt in 2018. Our plans to deliver our EBITDA targets for both fiscal year 2018 and 2020 remain firmly on track.

“We look forward to discussing these metrics, our 2020 goals, and most importantly our path to achieving these targets in more detail at our Investor Day on July 19th.”

EBITDA Calculation Revision:

In order to conform with SEC interpretations, we modified our EBITDA calculation for 2017 and 2018 to include joint venture earnings as well as non-operating income and expenses. Using our historical methodology, adjusted EBITDA would have been $120 million in the second quarter of 2018. For the full year, this change is expected to impact EBITDA by approximately $6 million. This change has no impact on operating income or earnings per share.

Balance Sheet and Cash Flow:

At the end of the second quarter of 2018, the Company had cash on hand of $129 million and total debt equal to $2,405 million, of which approximately 70 percent had a fixed interest rate. This compares to cash and debt levels equal to $132 million and $2,441 million, respectively, in the first quarter of 2018. Cash flow from operations in the second quarter was $54 million, reflecting the improving profitability of the businesses. Capital expenditures were $15 million in the second quarter of 2018, compared to $7 million in the same period last year.

Fiscal 2018 Guidance:

The Company is narrowing its guidance for the 2018 fiscal year for adjusted EPS to $3.15 to $3.40, versus the previous range of $3.10 to $3.40. H.B. Fuller is also updating its adjusted EBITDA guidance to approximately $470 million to reflect the impact of the modified calculation of EBITDA. Revenue growth for the remainder of the 2018 fiscal year is expected to be between 5 and 6 percent when compared to 2017 on a proforma basis. The Company’s core tax rate, excluding the impact of discrete items, is unchanged and is expected to be between 25 and 27 percent. H.B. Fuller expects to invest a total of approximately $80 million in capital items in 2018.

This guidance excludes approximately $20 million of pre-tax expenses required to integrate the Royal business and other businesses acquired in 2017, and between $7 and $10 million of pre-tax expenses related to Project ONE ERP development costs. This guidance also excludes the discrete tax benefit of $35.6 million related to Tax Reform that was recorded in the first quarter, as well as any future discrete tax items. A complete reconciliation of the non-GAAP financial information contained in our 2018 guidance is not being provided in accordance with the “unreasonable efforts” exception of Item 10(e)(1)(i)(B) of Regulation S-K of the Securities and Exchange Commission.

Conference Call:

The Company will host an investor conference call to discuss first quarter results on Thursday, June 28, 2018, at 9:30 a.m. Central U.S. time (10:30 a.m. Eastern U.S. time). The conference call audio and accompanying presentation slides will be available to all interested parties via a simultaneous webcast at H.B. Fuller’s Investor Relations website. The event is scheduled to last one hour. For those unable to listen live, an audio replay of the event along with the accompanying presentation will be archived on the Company’s website.

Regulation G:

The information presented in this earnings release regarding segment operating income, adjusted gross profit, adjusted selling, general and administrative expense, adjusted diluted earnings per share, earnings before interest, taxes, depreciation, and amortization (EBITDA) and constant currency revenue does not conform to generally accepted accounting principles (GAAP) and should not be construed as an alternative to the reported results determined in accordance with GAAP. Management has included this non-GAAP information to assist in understanding the operating performance of the Company and its operating segments as well as the comparability of results. The non-GAAP information provided may not be consistent with the methodologies used by other companies. All non-GAAP information is reconciled with reported GAAP results in the tables below with the exception of our forward looking non-GAAP measures contained in our fiscal 2018 outlook, which are unknown or have not yet occurred.

About H.B. Fuller Company:

For 130 years, H.B. Fuller has been a leading global adhesives provider focusing on perfecting adhesives, sealants and other specialty chemical products to improve products and lives. With fiscal 2017 proforma net revenue of $2.9 billion, H.B. Fuller’s commitment to innovation brings together people, products and processes that answer and solve some of the world’s biggest challenges. Our reliable, responsive service creates lasting, rewarding connections with customers in electronics, disposable hygiene, medical, transportation, clean energy, packaging, construction, woodworking, general industries and other consumer businesses. And our promise to our people connects them with opportunities to innovate and thrive. For more information, visit us at www.hbfuller.com and subscribe to our blog.

Safe Harbor for Forward-Looking Statements:

Certain statements in this document may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to various risks and uncertainties, including but not limited to the following: the Royal transaction may involve unexpected costs or liabilities; our business or stock price may suffer as a result of uncertainty surrounding the transaction; the substantial amount of debt we have incurred to finance our acquisition of Royal, our ability to repay or refinance it or incur additional debt in the future, our need for a significant amount of cash to service and repay the debt and to pay dividends on our common stock, and the effect of restrictions contained in our debt agreements that limit the discretion of management in operating the business or ability to pay dividends; various risks to stockholders of not receiving dividends and risks to our ability to pursue growth opportunities if we continue to pay dividends according to the current dividend policy; we may be unable to achieve expected synergies and operating efficiencies from the transaction within the expected time frames or at all; we may be unable to successfully integrate Royal’s operations into our own, or such integration may be more difficult, time consuming or costly than expected; following the transaction, revenues may be lower than expected, and operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected; risks that the transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the transaction; the ability to effectively implement Project ONE; political and economic conditions; product demand; competitive products and pricing; costs of and savings from restructuring initiatives; geographic and product mix; availability and price of raw materials; the Company’s relationships with its major customers and suppliers; changes in tax laws and tariffs; devaluations and other foreign exchange rate fluctuations; the impact of litigation and environmental matters; the effect of new accounting pronouncements and accounting charges and credits; and similar matters. Further information about the various risks and uncertainties can be found in the Company’s SEC 10-K filing for the fiscal year ended December 2, 2017. All forward-looking information represents management’s best judgment as of this date based on information currently available that in the future may prove to have been inaccurate. Additionally, the variety of products sold by the Company and the regions where the Company does business make it difficult to determine with certainty the increases or decreases in net revenue resulting from changes in the volume of products sold, currency impact, changes in product mix, and selling prices. However, management’s best estimates of these changes as well as changes in other factors have been included.

H.B. FULLER COMPANY AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
In thousands, except per share amounts (unaudited)

	Three Months Ended	Percent of	Three Months Ended	Percent of
	June 2, 2018	Net Revenue	June 3, 2017	Net Revenue
Net revenue	$789,387	100.0%	$561,651	100.0%
Cost of sales	(567,002)	(71.8%)	(415,613)	(74.0%)
Gross profit	222,385	28.2%	146,038	26.0%

Selling, general and administrative expenses	(145,199)	(18.4%)	(102,770)	(18.3%)
Operating income	77,186	9.8%	43,268	7.7%

Other income (expense)	3,850	0.5%	(929)	(0.2%)
Interest expense, net	(25,223)	(3.2%)	(7,329)	(1.3%)
Income before income taxes and income from equity method investments	55,813	7.0%	35,010	6.2%

Income taxes	(13,488)	(1.7%)	(11,151)	(2.0%)

Income from equity method investments	2,139	0.3%	2,005	0.4%
Net income including non-controlling interests	44,464	5.6%	25,864	4.6%

Net income attributable to non-controlling interests	(13)	(0.0%)	3	0.0%
Net income attributable to H.B. Fuller	$44,451	5.6%	$25,867	4.6%

Basic income per common share attributable to H.B. Fuller	$0.88		$0.51

Diluted income per common share attributable to H.B. Fuller	$0.86		$0.50

Weighted-average common shares outstanding:
Basic	50,551		50,496
Diluted	51,846		51,686

Dividends declared per common share	$0.155		$0.15

Selected Balance Sheet Information (subject to change prior to filing of the Company's Quarterly Report on Form 10-Q)

	June 2, 2018	December 2, 2017	June 3, 2017
Cash & cash equivalents	$129,248	$194,398	$94,102
Trade accounts receivable, net	477,655	473,700	378,622
Inventories	404,680	359,505	302,336
Trade payables	263,724	268,467	181,979
Total assets	4,338,897	4,360,646	2,200,236
Total debt	2,404,952	2,451,910	786,109

H.B. FULLER COMPANY AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
In thousands, except per share amounts (unaudited)

	Six Months Ended	Percent of	Six Months Ended	Percent of
	June 2, 2018	Net Revenue	June 3, 2017	Net Revenue
Net revenue	$1,502,466	100.0%	$1,064,974	100.0%
Cost of sales	(1,092,376)	(72.7%)	(779,940)	(73.2%)
Gross profit	410,090	27.3%	285,034	26.8%

Selling, general and administrative expenses	(296,219)	(19.7%)	(215,685)	(20.3%)
Operating income	113,871	7.6%	69,349	6.5%

Other income (expense)	4,883	0.3%	(903)	(0.1%)
)Interest expense, net	(49,727)	(3.3%)	(15,114)	(1.4%)
Income before income taxes and income from equity method investments	69,027	4.6%	53,332	5.0%

Income taxes	19,144	1.3%	(16,916)	(1.6%)

Income from equity method investments	3,960	0.3%	4,279	0.4%
Net income including non-controlling interests	92,131	6.1%	40,695	3.8%

Net income attributable to non-controlling interests	2	0.0%	(33)	(0.0%)
Net income attributable to H.B. Fuller	$92,133	6.1%	$40,662	3.8%

Basic income per common share attributable to H.B. Fuller	$1.82		$0.81

Diluted income per common share attributable to H.B. Fuller	$1.78		$0.79

Weighted-average common shares outstanding:
Basic	50,511		50,369
Diluted	51,872		51,573

Dividends declared per common share	$0.305		$0.29

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands, except per share amounts (unaudited)

	Three Months Ended		Six Months Ended
	June 2, 2018	June 3, 2017	June 2, 2018	June 3, 2017

Net income attributable to H.B. Fuller	$44,451	$25,867	$92,133	$40,662

Acquisition project costs	297	855	672	1,499
Tonsan call option agreement	(2,294)	(3,569)	(2,170)	(3,462)
Organizational realignment	725	6,156	1,432	14,598
Royal restructuring and integration	4,344	-	9,314	-
Tax reform	-	-	(35,555)	-
Other	(1,145)	2,495	(1,095)	3,397
Adjusted net income attributable to H.B. Fuller	46,378	31,804	64,731	56,694

Add:
Interest expense, net	25,144	7,258	49,571	14,974
Income taxes	15,565	12,270	21,298	22,003
Depreciation expense	16,372	12,012	33,794	23,530
Amortization expense	19,276	7,874	38,519	15,229
Adjusted EBITDA	122,735	71,218	207,913	132,430

Diluted Shares	51,846	51,686	51,872	51,573
Adjusted diluted income per common share attributable to H.B. Fuller	$0.89	$0.62	$1.25	$1.10
Revenue	$789,387	$561,651	$1,502,466	$1,064,974
Adjusted EBITDA margin	15.5%	12.7%	13.8%	12.4%

1) Adjusted net income attributable to H.B. Fuller, adjusted diluted income per common share attributable to H.B. Fuller, adjusted EBITDA and adjusted EBITDA margin are non-GAAP financial measures. Adjusted net income attributable to H.B. Fuller is defined as net income before the specific adjustments shown above. Adjusted diluted income per common share is defined as adjusted net income attributable to H.B. Fuller divided by the number of diluted common shares Adjusted EBITDA is defined as net income before interest, income taxes, depreciation, amortization and the specific adjustments shown above. Adjusted EBITDA margin is defined as adjusted EBITDA divided by net revenue. The table above provides a reconciliation of adjusted net income attributable to H.B. Fuller, adjusted diluted income per common share attributable to H.B. Fuller, adjusted EBITDA and adjusted EBITDA margin to net income attributable to H.B. Fuller, the most directly comparable financial measure determined and reported in accordance with GAAP.

H.B. FULLER COMPANY AND SUBSIDIARIES
SEGMENT FINANCIAL INFORMATION
In thousands (unaudited)

	Three Months Ended	Three Months Ended
	June 2, 2018	June 3, 2017
Net Revenue:
Americas Adhesives	$277,992	$229,622
EIMEA	193,427	135,226
Asia Pacific	74,326	64,466
Construction Adhesives	121,795	63,754
Engineering Adhesives	121,847	68,583
Total H.B. Fuller	$789,387	$561,651

Segment Operating Income:
Americas Adhesives	$32,607	$26,455
EIMEA	14,040	8,083
Asia Pacific	5,040	4,751
Construction Adhesives	11,673	(1,853)
Engineering Adhesives	13,826	5,832
Total H.B. Fuller	$77,186	$43,268

Adjusted EBITDA[1]
Americas Adhesives	$44,412	$34,750
EIMEA	24,995	15,034
Asia Pacific	7,961	7,038
Construction Adhesives	23,356	6,837
Engineering Adhesives	19,143	6,417
Corporate Unallocated	2,868	1,142
Total H.B. Fuller	$122,735	$71,218

Adjusted EBITDA Margin[1]
Americas Adhesives	16.0%	15.1%
EIMEA	12.9%	11.1%
Asia Pacific	10.7%	10.9%
Construction Adhesives	19.2%	10.7%
Engineering Adhesives	15.7%	9.4%
Total H.B. Fuller	15.5%	12.7%

H.B. FULLER COMPANY AND SUBSIDIARIES
SEGMENT FINANCIAL INFORMATION
In thousands (unaudited)

	Six Months Ended	Six Months Ended
	June 2, 2018	June 3, 2017
Net Revenue:
Americas Adhesives	$539,323	$422,784
EIMEA	372,010	259,265
Asia Pacific	141,000	127,112
Construction Products	219,039	120,800
Engineering Adhesives	231,094	135,013
Total H.B. Fuller	$1,502,466	$1,064,974

Segment Operating Income:
Americas Adhesives	$50,118	$47,488
EIMEA	21,878	9,880
Asia Pacific	7,362	6,630
Construction Products	12,938	(2,536)
Engineering Adhesives	21,575	7,887
Total H.B. Fuller	$113,871	$69,349

Adjusted EBITDA[1]
Americas Adhesives	$76,161	$63,617
EIMEA	43,395	28,111
Asia Pacific	13,253	12,783
Construction Products	35,858	11,327
Engineering Adhesives	35,172	13,185
Corporate Unallocated	4,073	3,407
Total H.B. Fuller	$207,913	$132,430

Adjusted EBITDA Margin[1]
Americas Adhesives	14.1%	15.0%
EIMEA	11.7%	10.8%
Asia Pacific	9.4%	10.1%
Construction Products	16.4%	9.4%
Engineering Adhesives	15.2%	9.8%
Total H.B. Fuller	13.8%	12.4%

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands, except per share amounts (unaudited)

	Three Months Ended		Six Months Ended
	June 2, 2018	June 3, 2017	June 2, 2018	June 3, 2017

Income before income taxes and income from equity method investments	$55,813	$35,010	$69,027	$53,332

Adjustments:
Acquisition project costs	448	1,291	1,007	2,280
Tonsan call option agreement	(2,294)	(3,569)	(2,170)	(3,462)
Organizational realignment	837	6,795	1,182	18,373
Royal restructuring and integration	6,544	-	14,063	-
Other	(1,531)	2,539	(1,042)	3,928

Adjusted income before income taxes and income from equity method investments	$59,817	$42,066	$82,067	$74,451

Adjusted income before income taxes and income from equity investments is a non-GAAP financial measure. The table above provides a reconciliation of adjusted income before income taxes and income from equity investments to income before income taxes and income from equity investments, the most directly comparable financial measure determined and reported in accordance with GAAP. Adjusted income before income taxes and income from equity investments is defined as adjusted income before income taxes and income from equity investments before the specific adjustments shown above.

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands, except per share amounts (unaudited)

	Three Months Ended		Six Months Ended
	June 2, 2018	June 3, 2017	June 2, 2018	June 3, 2017

Income Taxes	$(13,488)	$(11,151)	$19,144	$(16,916)

Adjustments:
Acquisition project costs	(152)	(436)	(336)	(780)
Organizational realignment	(111)	(639)	249	(3,775)
Royal restructuring and integration	(2,200)	-	(4,749)	-
Tax reform	-	-	(35,555)	-
Other	386	(44)	(51)	(532)

Adjusted income taxes	$(15,565)	$(12,270)	$(21,298)	$(22,003)

Adjusted income before income taxes and income from equity method investments	$59,817	$42,066	$82,067	$74,451

Adjusted effective income tax rate	26.0%	29.2%	26.0%	29.6%

Adjusted income taxes and adjusted effective income tax rate are non-GAAP financial measures. The table above provides a reconciliation of adjusted income taxes and adjusted effective income tax rate to income taxes, the most directly comparable financial measure determined and reported in accordance with GAAP. Adjusted income taxes is defined as income taxes before the specific adjustments shown above. Adjusted effective income tax rate is defined as adjusted income taxes divided by adjusted income before income taxes and income from equity method investments.

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands (unaudited)

	Three Months Ended		Six Months Ended
	June 2, 2018	June 3, 2017	June 2, 2018	June 3, 2017

Net revenue	789,387	561,651	1,502,466	1,064,974

Gross profit	$222,385	$146,038	$410,090	$285,034
Gross profit margin	28.2%	26.0%	27.3%	26.8%

Adjustments:
Acquisition project costs	70	831	173	1,024
Tonsan call option agreement
Organizational realignment	431	5,944	597	10,907
Royal restructuring and integration	619		908
Adjusted gross profit	$223,505	$152,813	$411,768	$296,965
Adjusted gross profit margin	28.3%	27.2%	27.4%	27.9%

3) Adjusted gross profit and gross profit margin is a non-GAAP financial measure. The table above provides a reconciliation of adjusted gross profit and gross profit margin to gross profit and gross profit margin, the most directly comparable financial measure determined and reported in accordance with GAAP. Adjusted gross profit and gross profit margin is defined as adjusted gross profit and gross profit margin before the specific adjustments shown above.

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands (unaudited)

	Three Months Ended		Six Months Ended
	June 2, 2018	June 3, 2017	June 2, 2018	June 3, 2017

Selling, general and administrative expenses	$(145,199)	$(102,770)	$(296,219)	$(215,685)

Adjustments:
Acquisition project costs	379	459	834	1,255
Tonsan call option agreement	(2,373)	(3,639)	(2,326)	(3,603)
Organizational realignment	406	851	585	7,465
Royal restructuring and integration	5,924		13,156
Other	1,579	2,540	3,729	3,930
Adjusted selling, general and administrative expenses	$(139,284)	$(102,559)	$(280,241)	$(206,638)

5) Adjusted selling, general and administrative expenses is a non-GAAP financial measure. The table above provides a reconciliation of adjusted selling, general and administrative expenses to selling, general and administrative expenses, the most directly comparable financial measure determined and reported in accordance with GAAP. Adjusted selling, general and administrative expenses is defined as adjusted selling, general and administrative expenses before the specific adjustments shown above.

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands (unaudited)

	Americas		Asia	Construction	Engineering		Corporate	H.B. Fuller
	Adhesives	EIMEA	Pacific	Adhesives	Adhesives	Total	Unallocated	Consolidated

Three Months Ended June 2, 2018	$32,607	$14,040	$5,040	$11,673	$13,826	$77,186	$(32,735)	$44,451
Net income attributable to H.B. Fuller

Adjustments:
Acquisition project costs	352	34	16	17	29	448	(151)	297
Tonsan call option agreement	-	-	-	-	(2,373)	(2,373)	79	(2,294)
Organizational realignment	54	655	-	129	-	838	(113)	725
Royal restructuring and integration	2,137	1,730	555	1,200	922	6,544	(2,200)	4,344
Other	610	390	186	196	194	1,576	(2,721)	(1,145)

Adjusted net income attributable to H.B. Fuller	35,760	16,849	5,797	13,215	12,598	84,219	(37,841)	46,378

Add:
Interest expense, net	-	-	-	-	-	-	25,144	25,144
Income taxes	-	-	-	-	-	-	15,565	15,565
Depreciation expense	4,144	5,478	1,646	2,654	2,450	16,372	-	16,372
Amortization expense	4,508	2,668	518	7,487	4,095	19,276	-	19,276
Adjusted EBITDA[1]	$44,412	$24,995	$7,961	$23,356	$19,143	$119,867	$2,868	$122,735

	Americas		Asia	Construction	Engineering		Corporate	H.B. Fuller
	Adhesives	EIMEA	Pacific	Adhesives	Adhesives	Total	Unallocated	Consolidated

Six Months Ended June 2, 2018	$50,118	$21,878	$7,362	$12,938	$21,575	$113,871	$(21,738)	$92,133
Net income attributable to H.B. Fuller

Adjustments:
Acquisition project costs	843	47	22	24	71	1,007	(335)	672
Tonsan call option agreement	-	-	-	-	(2,326)	(2,326)	156	(2,170)
Organizational realignment	179	717	3	279	3	1,181	251	1,432
Royal restructuring and integration	5,016	3,309	1,095	2,616	2,026	14,062	(4,748)	9,314
Tax reform	-				-	-	(35,555)	(35,555)
Other	1,429	929	442	464	468	3,732	(4,827)	(1,095)

Adjusted net income attributable to H.B. Fuller	57,585	26,880	8,924	16,321	21,817	131,527	(66,796)	64,731

Add:
Interest expense, net	-	-	-	-	-	-	49,571	49,571
Income taxes	-	-	-	-	-	-	21,298	21,298
Depreciation expense	8,613	11,195	3,326	5,675	4,985	33,794	-	33,794
Amortization expense	9,964	5,320	1,003	13,862	8,370	38,519	-	38,519
Adjusted EBITDA[1]	$76,162	$43,395	$13,253	$35,858	$35,172	$203,839	$4,073	$207,913

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands (unaudited)

	Americas		Asia	Construction	Engineering			H.B. Fuller
	Adhesives	EIMEA	Pacific	Adhesives	Adhesives	Total	Unallocated	Consolidated

Three Months Ended June 3, 2017	$26,456	$8,083	$4,751	$(1,853)	$5,832	$43,269	$(17,402)	$25,867
Net income attributable to H.B. Fuller

Adjustments:
Acquisition project costs	1,027	124	45	47	48	1,291	(436)	855
Tonsan call option agreement	-	-	-	-	(3,639)	(3,639)	70	(3,569)
Organizational realignment	984	1,495	22	4,209	85	6,795	(639)	6,156
Other	899	606	302	319	348	2,474	21	2,495

Adjusted net income attributable to H.B. Fuller	29,366	10,308	5,120	2,722	2,674	50,190	(18,386)	31,804

Add:
Interest expense, net	-	-	-	-	-	-	7,258	7,258
Income taxes	-	-	-	-	-	-	12,270	12,270
Depreciation expense	3,472	3,671	1,498	1,828	1,543	12,012	-	12,012
Amortization expense	1,912	1,055	420	2,287	2,200	7,874	-	7,874
Adjusted EBITDA[1]	$34,750	$15,034	$7,038	$6,837	$6,417	$70,076	$1,142	$71,218

	Americas		Asia	Construction	Engineering			H.B. Fuller
	Adhesives	EIMEA	Pacific	Adhesives	Adhesives	Total	Unallocated	Consolidated

Six Months Ended June 3, 2017	$47,488	$9,880	$6,630	$(2,536)	$7,887	$69,349	$(28,687)	$40,662
Net income attributable to H.B. Fuller

Adjustments:
Acquisition project costs	1,521	323	142	147	147	2,280	(781)	1,499
Tonsan call option agreement	-	-	-	-	(3,603)	(3,603)	141	(3,462)
Organizational realignment	2,951	7,532	1,711	5,458	721	18,373	(3,775)	14,598
Other	1,466	927	470	485	517	3,865	(468)	3,397

Adjusted net income attributable to H.B. Fuller	53,426	18,662	8,953	3,554	5,669	90,264	(33,570)	56,694

Add:
Interest expense, net	-	-	-	-	-	-	14,974	14,974
Income taxes	-	-	-	-	-	-	22,003	22,003
Depreciation expense	7,033	7,315	2,950	3,161	3,071	23,530	-	23,530
Amortization expense	3,158	2,134	880	4,612	4,445	15,229	-	15,229
Adjusted EBITDA[1]	$63,617	$28,111	$12,783	$11,327	$13,185	$129,023	$3,407	$132,430

H.B. FULLER COMPANY AND SUBSIDIARIES
SEGMENT FINANCIAL INFORMATION
NET REVENUE GROWTH
(unaudited)

Three Months Ended June 2, 2018

	Americas Adhesives	EIMEA	Asia Pacific	Construction Adhesives	Engineering Adhesives	Total HBF
Price	3.0%	4.8%	0.6%	(0.6%)	6.8%	3.2%
Volume	(5.2%)	(1.5%)	7.3%	(0.2%)	9.5%	(0.5%)
Mix	1.2%	0.5%	(0.7%)	0.5%	1.2%	0.7%
Acquisition	23.2%	29.9%	1.4%	90.4%	52.5%	33.5%
Constant Currency Growth[6]	22.2%	33.7%	8.6%	90.1%	70.0%	36.9%
F/X	(1.1%)	9.3%	6.6%	0.8%	7.7%	3.6%

	21.1%	43.0%	15.2%	90.9%	77.7%	40.5%

Six Months Ended June 2, 2018

	Americas Adhesives	EIMEA	Asia Pacific	Construction Adhesives	Engineering Adhesives	Total HBF
Price	2.1%	4.0%	0.7%	(0.4%)	5.7%	2.6%
Volume	(2.0%)	(0.5%)	3.0%	(2.0%)	7.6%	0.1%
Mix	0.9%	0.3%	(0.4%)	(0.1%)	1.7%	0.6%
Acquisition	27.1%	29.7%	1.7%	82.9%	49.8%	33.9%
Constant Currency Growth[6]	28.1%	33.5%	5.0%	80.4%	64.8%	37.2%
F/X	(0.5%)	10.0%	5.9%	0.9%	6.4%	3.9%

	27.6%	43.5%	10.9%	81.3%	71.2%	41.1%

[1]

Adjusted diluted earnings per share (EPS) is a non-GAAP financial measure and excludes the following costs included on the adjusted earnings per share reconciliation table above referenced in table 1): Tax reform impacts; organizational realignment to support the 2020 strategic plan as announced in December 2016; Project ONE development costs; integrating and accounting for past and present acquisitions; and Royal integration activities. Other than items referenced in the press release, we have not included a full reconciliation of adjusted EPS to EPS as part of our guidance because all potential adjustments are not known at this time. EBITDA is a non-GAAP financial measure defined on a consolidated basis as gross profit, less SG&A expense, plus depreciation expense, plus amortization expense. Adjusted EBITDA excludes items listed on the adjusted earnings per share reconciliation table above. On a segment basis it is defined as operating income, plus depreciation expense, plus amortization expense. Adjusted EBITDA margin is defined as adjusted EBITDA divided by net revenue. Other than items referenced in the press release, we have not included a full reconciliation of adjusted EBITDA to EBITDA or net income as part of our guidance because all of the potential adjustments are not known at this time.

[2]

Proforma financial results are provided to reflect the historical combination of H.B. Fuller and Royal as of the comparable prior periods before the acquisition was completed. The proforma results and reconciliations to GAAP outcomes were filed on form 8-k dated March 28, 2018.

[3]

Adjusted gross profit and adjusted gross profit margin are non-GAAP financial measures. Adjusted gross profit excludes costs associated with: organizational realignment to support the 2020 strategic plan as announced in December 2016; integrating and accounting for past and present acquisitions; and Royal integration activities. Adjusted gross profit margin is defined as adjusted gross profit divided by adjusted net revenue.

[4]

Revenue and Operating Income in FY 2017 are presented on a Proforma basis and reconciled in the 8-K filed March 28, 2018. Net Income and diluted EPS are adjusted as they were presented during FY 2017 and do not include the impact of Royal in 2017.

[5]

Adjusted SG&A expense is a non-GAAP financial measure which excludes costs associated with: organizational realignment to support the 2020 strategic plan as announced in December 2016; Project ONE development costs; integrating and accounting for past and present acquisitions; and Royal integration activities.

[6]

Constant currency revenue is a non-GAAP financial measure defined as changes in revenue due to price, volume, mix and acquisitions and excludes revenue changes driven by foreign currency translation. The schedule above reconciles each component of net revenue growth.